Exhibit 10.2



            FIRST AMENDMENT TO THE PURCHASE AND SALE AGREEMENT


     THIS FIRST AMENDMENT TO THE PURCHASE AND SALE AGREEMENT, dated as of September 27, 2006 (this "Amendment"), is entered into by and among UNITED STATES STEEL CORPORATION (as successor to United States Steel LLC ("USS")), a Delaware corporation, as initial Servicer (in such capacity, the "Servicer") and as an Originator (in such capacity, the "Originator") and
U. S. STEEL RECEIVABLES LLC, a Delaware limited liability company (the "Company"), as purchaser and contributee. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

     WHEREAS, the parties hereto are parties to the Purchase and Sale Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified through the date hereof, the "Agreement").

     WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

     NOW THEREFORE, in consideration of the premises and other material covenants contained herein, the parties hereto agree as follows:

     SECTION 1.     Amendments.

          A. The first paragraph of Section 3.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "On each Business Day falling after the Closing Date and on or prior to the Purchase and Sale Termination Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables coming into existence on such Business Day, in cash, to the extent provided under the terms of the Receivables Purchase Agreement, and to the extent any of such Purchase Price remains unpaid, such remaining portion of such Purchase Price shall be paid by means of (i) in the case of USS, as an Originator, an automatic contribution to the capital (or in respect of membership interests) of the Company as described in clause (A) of Section 3.2(ii), above, (ii) in the case of all other Originators, if any, an automatic increase to the outstanding principal amount of the Company Note issued to such Originator or (iii) at the request of the applicable Originator, by causing the LC Bank to issue a Letter of Credit, subject to terms and conditions (including any limitations therein on the amount of any such issuance) for issuing Letters of Credit under the Receivables Purchase Agreement, in favor of beneficiaries selected by such Originator for a face amount not to exceed such Purchase Price. In the event that such Originator requests that any purchases be paid for by issuance of a Letter of Credit, such Originator shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank. Such Originator shall have no reimbursement obligations in respect of any Letter of Credit. The face amount of each Letter of Credit shall be applied as a deduction from the applicable Purchase Price that would otherwise be payable by the Company on such date pursuant to this
     Section 3.3, in respect of the Receivables and Related Rights then being purchased. Notwithstanding the foregoing, in the event that any Letter of Credit issued in payment of any Purchase Price (or portion thereof) hereunder (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (other than as a result of a drawing thereunder) or (iii) the Reimbursement Obligation of the Company in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall be paid either in cash to the applicable Originator or, subject to the limitations set forth in this Agreement, by an increase in the balance of the Company Note for such Originator, in either case, on the next occurring Business Day or, in the case of USS as Originator, be treated as a capital contribution."

     B. Section 3.4(c)(ii) of the Agreement is hereby amended by changing the words "Section 1(m)" appearing therein to the words "Section 1(o)".

     SECTION 2.     Agreement in Full Force and Effect as Amended.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

     SECTION 3.     Miscellaneous.

          A. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The effectiveness of this Amendment is subject to the condition precedent that the Collateral Agent and the Funding Agents shall have received counterparts of this Amendment, duly executed by all parties hereto.

          B. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          C. This Amendment may not be amended or otherwise modified except as provided in the Agreement.

          D. None of the parties hereto does waive nor has waived, and each hereby expressly reserves, its right at any time to take any and all actions, and to exercise any and all remedies, authorized or permitted under the Agreement, as amended, or any of the other Transaction Documents, or available at law or equity or otherwise.

          E. Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

F. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION
LAW).
                         [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              UNITED STATES STEEL CORPORATION,
                              as Servicer and Originator


                              By:    /s/ L. T. Brockway
                                     ------------------
                              Name:  L. T. Brockway
                              Title: Vice President & Treasurer


                              By:
                              Name:
                              Title:



                              U. S. STEEL RECEIVABLES LLC


                              By:    /s/ G. P. Schmidt
                                     -----------------
                              Name:  G. P. Schmidt
                              Title: Treasurer